Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces CEO Transition
James H. Roth to step down as CEO effective January 1, 2023 to become vice chairman on the Company’s Board and will continue to serve clients on a full-time basis
Huron’s president and chief operating officer C. Mark Hussey appointed CEO and president of Huron effective January 1, 2023
CHICAGO — Mar. 21, 2022 — Global professional services firm Huron (NASDAQ: HURN) today announced that James H. Roth will retire from his role as chief executive officer of the Company on December 31, 2022, after a distinguished 20-year career with the Company, including having served 13 years as chief executive officer. He will become vice chairman on Huron’s board of directors and continue in a non-executive capacity to serve clients across industries and enhance Huron’s market presence.
CEO Succession Plan
Effective January 1, 2023, C. Mark Hussey, Huron’s current president and chief operating officer, will succeed Roth. Hussey will become chief executive officer and president at that time. He will also join the Company’s board of directors.
“Succession planning is one of the most important responsibilities of the board, and today’s announcement is the culmination of a well-established, thoughtful transition process,” said John F. McCartney, chair of Huron’s board of directors. “Jim is a highly effective, principled and selfless leader who has skillfully navigated the firm through significant periods of disruption and transformation throughout his tenure. He has shaped the company, its market leading businesses and its unique culture into what they are today. I want to thank Jim for his service, and I look forward to working with Jim in his new capacity on the board and as he continues to support Huron’s clients.”
Roth was a founder of the Company in 2002 and has served as chief executive officer since 2009. Since becoming CEO, Huron has:
•Transformed into an integrated operating company committed to partnering with organizations facing significant disruption or regulatory change with a focus on serving the healthcare, education, financial services and energy and utilities industries;
•Nearly doubled the Company’s annual revenues, achieving over $900 million in revenue in 2021;
•Grown from a U.S.-centric team of 2,000 individuals to a global organization with over 4,500 professionals; and
•Been named a “Best Firm to Work For” by Consulting magazine for 11 years in a row.
The Company’s leadership succession plan enables a smooth transition of the CEO role at the end of 2022. Roth will stay on Huron’s board, serving as vice chairman. Roth will also continue to serve Huron’s clients and enhance the Company’s market presence, among other activities, in his new role.

“As the CEO for the past thirteen years, it has been the greatest privilege of my career to serve our clients, our people and our shareholders. Working side-by-side with the best team in the business to address some of the toughest challenges facing our clients has been a tremendous honor. I am incredibly grateful to everyone on the Huron team for their unwavering commitment to our clients, our business and to each other. Those attributes will continue to be the foundation of the company’s success for many years to come,” said James H. Roth, chief executive officer, Huron. “I look forward to continuing to serve our clients and support the Huron team in my new role as vice chairman.”
“I have worked with Mark for over a decade, and I am thrilled that he will be Huron’s next CEO. Mark is a humble, collaborative leader with deep strategic and operational expertise, and he has been a great partner in helping achieve Huron’s success. I am extremely proud to transition the leadership of this company to such a capable and highly regarded leader. We are well-positioned to take advantage of the market opportunities that lie ahead, and Mark is an ideal executive to lead that charge,” added Roth.
With more than 30 years of senior leadership experience, Hussey has served as the Company’s president and chief operating officer of Huron since February 2019. During his 10-year tenure at Huron, he has also held the role of chief financial officer, treasurer, interim healthcare business leader and interim chief marketing officer. Hussey’s leadership experience spans strategy, finance, accounting, planning, investor relations, operations, marketing, information technology and facilities.
“I am honored to serve as the next CEO of this incredible organization. Working with our highly talented team, I look forward to capitalizing on the significant market opportunities across our businesses,” said C. Mark Hussey, president and chief operating officer, Huron. “I want to thank Jim for his steadfast partnership and his dedication to our clients, our team and our investors. He is a wonderful leader, mentor and colleague who inspires those around him to push boundaries, take risks and pursue excellence, together.”
McCartney concluded, “Mark is broadly respected and admired by his colleagues as a strong collaborator, strategic thinker, and an individual who brings out the best in his teams. His significant leadership skills and deep knowledge of the Company’s operations, personnel and clients gained in his roles as president, chief operating officer and chief financial officer make him the right leader for the next chapter of Huron’s growth.”
Virtual Investor Day
Huron will host an Investor Day on Tuesday, Mar. 29, 2022. The Investor Day will be held virtually and begin at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Interested parties are encouraged to pre-register for the event here
Chief Executive Officer James H. Roth, Chief Financial Officer John D. Kelly, President and Chief Operating Officer C. Mark Hussey and other members of Huron’s leadership team will provide an update on the Company’s strategy, operating model change and CEO transition. In addition to management’s prepared remarks, there will be a question-and-answer session.
After the conclusion of the event, a transcript and a replay of the video webcast, including the Q&A session, will be available on the investor relations section of Huron’s website at http://ir.huronconsultinggroup.com and will be available for one year.
Executive Bios
James H. Roth has served as chief executive officer of Huron since July 2009. Jim was elected to Huron's board of directors in November 2009. In addition to his role as CEO, Roth also served as Huron’s president from March 2011 until February 2019.
Prior to his tenure as CEO, he led Huron’s health and education consulting segment. He co-led the development of Huron’s higher education business. As a founding member of Huron, Jim guided and grew the higher education business to a position of preeminence in the industry. He has more than 40 years of consulting experience, including working with many of the premier research universities and academic health centers across the U.S. and abroad. Under his leadership, Huron has been named one of Forbes’ Best Management Consulting Firms, Forbes’ America’s Best Employers and by Consulting magazine as one of the Best Firms to Work For.
He received a B.A. in political science and economics from Vanderbilt University and an MBA from Southern Methodist University.

C. Mark Hussey was appointed president of Huron in February 2019. Mark has also held the role of chief operating officer since February 2014. While chief operating officer, he also led Huron’s healthcare business as the interim leader from January 2017 until February 2019. Mark served as Huron’s chief financial officer from July 2011 until January 2017, and as treasurer from July 2011 until February 2016.
Prior to joining Huron, from 2002 to 2011, Mark served as chief financial officer at Crosscom National, LLC, a privately held professional IT services organization deploying and servicing in-store technology solutions for large, national retailers. In that role, he was responsible for all finance and administrative functions for the company. Prior to that, from 2000 until 2002, he served as executive vice president and chief financial officer for North America at Information Resources, Inc. During his career, Mark has held senior finance, accounting and investor relations positions at companies such as EZLinks Golf Inc., Dominick's Finer Foods Inc. and the Quaker Oats Company.
Mark received his B.S. in Accountancy from the University of Illinois, Urbana-Champaign and an MBA in Finance from the University of Chicago Graduate School of Business. He is a chartered financial analyst, certified management accountant and certified public accountant (Illinois).
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
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